                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT


         I consent to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement (File Nos. 2-36431 and 811-2032) (the "Registration Statement") of MFS Growth Opportunities Fund (the "Registrant"), of my opinion dated April 27, 1998, appearing in Post-Effective Amendment No. 38 to the Registrant's Registration Statement, which was filed with the Securities and Exchange Commission on April 29, 1998.


                                        JAMES R. BORDEWICK, JR.
                                        --------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
April 25, 2003